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                                                                  Exhibit 10.1

                               FAMOUS FIXINS, INC.

                     2003 CONSULTING AND LEGAL SERVICES PLAN


                  1. Purpose of the Plan. The purpose of the 2003 Consulting and Legal Services Plan ("Plan") of Famous Fixins Incorporated, a New York corporation, ("Company") is to provide the Company with a means of compensating selected key consultants and legal service providers to the Company and its subsidiaries for their services rendered with shares of Common Stock of the Company.

                  2. Administration of the Plan. The Plan shall be administered by the Company's Board of Directors (the "Board").

                           2.1      Award or Sales of shares. The Company's
Board shall (a) select those consultants legal service providers to whom shares of the Company's Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company's Common Stock are awarded or sold.

                           2.2      Consideration for Shares.  Shares of the
Company's Common Stock to be awarded or sold under the Plan shall be issued for services rendered, having a value not less than par value thereof, as shall be determined from time to time by the Board in its sole discretion.

                           2.3      Board Procedures.  The Board from time to
time may adopt such rules and regulations for carrying out the purposes of the Plan, as it may deem proper and in the best interests of the Company. The Board shall keep minutes of its meetings and records of its actions. A majority of the members of the Board shall constitute a quorum for the transaction of any business by the Board. The Board may act at any time by an affirmative vote of a majority of those members voting. Such vote shall be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Board members without a meeting.

                           2.4      Finality of Board Action.  The Board shall
resolve all questions arising under the Plan. Each determination, interpretation, or other action made or taken by the Board shall be final and conclusive and binding on all persons, including, without limitation, the Company, its stockholders, the Board and each of the members of the Board.

                           2.5      Non-Liability of Board Members.  No Board
member shall be liable for any action or determination made by him in good faith with respect to the Plan or any shares of the Company's Common Stock sold or awarded under it.


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                           2.6      Board Power to amend, Suspend, or Terminate
the Amendment to the Plan. The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

                  3. Shares Subject to the Plan. For purposes of the Plan, the Board of Directors is authorized to sell or award up to 20,625,000 shares of the Company's commons stock and/or stock options convertible into shares of the Company's common stock. The Company's common stock has a par value of $0.001 per share, and hereafter referred to as "Common Stock".

                  4. Participants. All key consultants and qualified legal service providers to the Company and any of its subsidiaries (sometimes referred to herein as ("participants") are eligible to participate in the Plan. A copy of this Plan shall be delivered to all participants, together with a copy of any Board resolutions authorizing the issuance of the shares and establishing the terms and conditions, if any, relating to the sale or award of such shares.

                  5. Rights and Obligations of Participants. The award or sale of shares of Common stock shall be conditioned upon the participant providing to the Board a written representation that, at the time of such award or sale, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under the pertaining law. The providing of such representation and such restriction on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Amendment to the Plan in the event that, at the time of award or sale, the shares shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Amendment to the Plan if, in the opinion of the Board, (i) the issuance of such shares would constitute a violation by the participant or the Company of any applicable law or regulation of any governmental authority, or
(ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

                  6. Payment of Shares.

                           (a) The entire purchase price of shares issued under
the Plan shall be payable in lawful money of the United States of America at the time when such shares are purchased, except as provided in subsection (b) below.

                           (b) At the discretion of the Board, Shares may be
issued under the Plan in consideration of services rendered; provided, however, that any issuance of shares under the Plan shall be in compliance with Section 505 of the New York Business Corporation Law.

                  7. Adjustments. If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of

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shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares which may be granted under the Amendment to the Plan.

                  8. Tax Withholding. As a condition to the purchase or award of shares, the participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or award.

                  9. Terms of the Plan.

                           9.1      Effective Date.  The Plan shall become
effective on January 2, 2003.

                           9.2      Termination Date.  The Plan shall terminate
at Midnight on December 31, 2003, and no shares shall be awarded or sold after that time. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 2.6.

                  10. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. The adoption of the Amendment to the Plan by the Board shall not be construed as creating any limitations on the power of authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

                  11. Governing Law. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the state of New York.



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